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                                                                    EXHIBIT 23.2
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS



We consent to incorporation herein by reference of our report dated April 12, 1999, relating to the consolidated balance sheets of Phone.com, Inc. and subidiaries as of June 30, 1997 and 1998, and March 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1998, and for the nine months ended March 31, 1999, which report appears in the Registration Statement (No. 333-75219) on Form S-1 of Phone.com Inc.


                                      /s/ KPMG LLP
Mountain View, California
June 21, 1999